Exhibit 99.1

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) dated as of June 30, 2008 to the Credit Agreement referenced below is by and among FTI Consulting Inc., a Maryland corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, a revolving credit facility has been extended to the Borrower pursuant to the Amended and Restated Credit Agreement (as amended, modified and supplemented from time to time, the “Credit Agreement”) dated as of September 29, 2006 among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent; and

WHEREAS, the Borrower has requested modifications to the Credit Agreement and the Security Agreement; and

WHEREAS, the Required Lenders have agreed to the requested modifications on the terms set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2. Certain Amendments to Credit Agreement. The Credit Agreement is amended in the following respects:

2.1 The definition of “Disposition” in Section 1.01 is amended to renumber existing clause “(vii)” as clause “(viii)” and a new clause (vii) is added to read as follows:

“(vii) the sale, transfer or other disposition of Capital Stock of any Foreign Subsidiary by the Borrower or any Domestic Subsidiary to another Foreign Subsidiary”

2.2 The definition of “Domestic Subsidiary” in Section 1.01 is amended to read as follows:

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States but specifically excluding any Subsidiary of a Foreign Subsidiary.

2.3 The definition of “Foreign Subsidiary” in Section 1.01 is amended to read as follows:

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. For purposes of clarification, any Subsidiary of a Foreign Subsidiary shall be deemed to be a Foreign Subsidiary.

2.4 The definition of “Permitted Acquisition” in Section 1.01 is amended to read as follows:

“Permitted Acquisition” means Investments consisting of an Acquisition by the Borrower or any Subsidiary of the Borrower, provided that (a) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (b) the Administrative Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.14, (c) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (d) if the aggregate cash and noncash consideration for such Acquisition exceeds $50 million, then (i) the Borrower shall have provided the Administrative Agent written notice of such Acquisition thirty days prior to the date of the consummation of such Acquisition (or such shorter period as the Administrative Agent may agree) and (ii) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that such Acquisition is permitted by clause (h) of this definition, (e) the representations and warranties made by the Loan Parties in any Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (f) if such transaction involves the purchase of an interest in a partnership between the Borrower (or a Subsidiary of the Borrower) as a general partner and entities unaffiliated with the Borrower or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired directly or indirectly by a corporate holding company directly or indirectly wholly-owned by the Borrower, (g) immediately after giving effect to such Acquisition, there shall be at least $10,000,000 of availability existing under the Aggregate Revolving Commitments and (h) after giving effect to such Acquisition on a Pro Forma Basis, (i) the Loan Parties would be in compliance with the financial covenant set forth in Section 8.11(b) as of the most recent fiscal quarter for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) and (ii) the Consolidated Total Leverage Ratio would not exceed 4.0:1.0 and the Consolidated Senior Leverage Ratio would not exceed 3.0:1.0, in each case as of the most recent fiscal quarter for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b).

2.5 In Article II a new Section 2.14 is added to read as follows:

2.14	Increases of the Aggregate Revolving Commitments.

The Borrower shall have the right, upon at least five Business Days’ prior written notice to the Administrative Agent, to increase the Aggregate Revolving Commitments by up to $25,000,000 in the aggregate in one or more increases, at any time prior to the date that is six months prior to the Maturity Date, subject, however, in any such case, to satisfaction of the following conditions precedent:

(a) such increase shall be in a minimum amount of $5,000,000 and in integral multiples of $5,000,000 in excess thereof;

(b) such requested increase shall only be effective upon receipt by the Administrative Agent of (A) additional Revolving Commitments in a corresponding amount of such requested increase from either existing Lenders and/or one or more other institutions that qualify as Eligible Assignees (it being understood and agreed that no existing Lender shall be required to provide an additional Revolving Commitment) and (B) documentation from each institution providing an additional Revolving Commitment evidencing its additional Revolving Commitment and its obligations under this Agreement in form and substance reasonably acceptable to the Administrative Agent;

(c) the Administrative Agent shall have received all documents (including resolutions of the board of directors of the Borrower) it may reasonably request relating to the corporate or other necessary authority for such increase and the validity of such increase in the Aggregate Revolving Commitments, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent; and

(d) if any Revolving Loans are outstanding at the time of the increase in the Aggregate Revolving Commitments, the Borrower shall, if applicable, prepay one or more existing Revolving Loans (such prepayment to be subject to Section 3.05) in an amount necessary such that after giving effect to the increase in the Aggregate Revolving Commitments, each Lender will hold its pro rata share (based on its Pro Rata Share of the increased Aggregate Revolving Commitments) of outstanding Revolving Loans.

2.6 The first sentence of Section 3.01(a) is amended to read as follows:

Any and all payments by any Loan Party to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, (i) taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office and (ii) any tax imposed by the United States, in the nature of a withholding tax, on a Foreign Lender in respect of payments made by the Borrower under any Loan Document under applicable United States law in effect (x) on the Closing Date or (y) at the subsequent time at which such Person becomes a “Lender” hereunder pursuant to Section 11.07 (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”).

2.7 In Section 7.12(b)(ii), the reference to “clause (a)” is amended to read “clause (i) of this paragraph (b)”.

2.8 In clause (ii) of the last paragraph of Section 7.12, the reference to “clause (a)” is amended to read “clause (i) of this paragraph”.

2.9 In Section 7.12, the following paragraph is added after the last paragraph thereof:

With respect to any Foreign Subsidiary that is a Guarantor, if such Foreign Subsidiary is released from its Guarantees with respect to the Senior Notes and the 2005 Convertible Senior Subordinated Notes, then upon delivery to the Administrative Agent of evidence of such releases and so long as no Default then exists, the Administrative Agent shall execute such documents as the Borrower may reasonably request to release such Foreign Subsidiary from its Guarantee of the Obligations.

2.10 In clause (i) of Section 7.14, the phrase “other than Excluded Property” is amended to read:

(other than Excluded Property and, as to Capital Stock of Foreign Subsidiaries, subject to the limitations set forth herein on pledges of Capital Stock of Foreign Subsidiaries)

2.11 In Section 8.01, the “and” at the end of clause (o) is deleted, the “.” at the end of clause (p) is replaced with “;” and new clauses (q) and (r) are added thereto to read as follows:

(q) Liens granted by a Foreign Subsidiary to the Borrower or any other Subsidiary to secure Indebtedness owed by such Foreign Subsidiary to the Borrower or such other Subsidiary; and

(r) Liens granted by a Foreign Subsidiary to secure Indebtedness of Foreign Subsidiaries permitted by Section 8.03(m).

2.12 In Section 8.02(h), the reference to “$500,000” is amended to read “$1 million”.

2.13 In Section 8.02, the “and” at the end of clause (k) is deleted, clause (l) is renumbered as clause (q) and amended to read as set forth below, and new clauses (l), (m), (n), (o) and (p) are added thereto to read as follows:

(l) Investments by the Borrower or any Domestic Subsidiary in any Foreign Subsidiary in connection with any Permitted Acquisition; provided that (i) the proceeds of such Investments shall be used directly or indirectly through one or more Subsidiaries solely for the purpose of paying the consideration and transaction costs related to such Permitted Acquisition and (ii) the aggregate amount, without duplication, of all such Investments in connection with any Permitted Acquisition shall not exceed the aggregate consideration for such Permitted Acquisitions and transaction costs related to such Permitted Acquisition;

(m) Investments in Subsidiaries made prior to the date of the First Amendment to this Agreement, which Investments shall be deemed permitted as of the date each such Investment was made;

(n) Investments (other than Investments in Subsidiaries and other than Investments of a nature contemplated in any of the other clauses of this Section 8.02) made prior to the date of the First Amendment to this Agreement and described on Schedule 1 to the First Amendment to this Agreement;

(o) Investments by any Foreign Subsidiary in any other Foreign Subsidiary;

(p) Investments made after the date of the First Amendment to this Agreement by the Borrower or any Domestic Subsidiary in Foreign Subsidiaries in an aggregate amount not to exceed $30 million at any time outstanding; and

(q) Investments of a nature not contemplated in the foregoing clauses in an amount not to exceed $5 million in the aggregate at any time outstanding.

2.14 In Section 8.03, the “and” at the end of clause (l) is deleted, clause (m) is renumbered as clause (n) and amended to read as set forth below, and a new clause (m) is added thereto to read as set forth below:

(m) Indebtedness of Foreign Subsidiaries (and renewals, refinancings and extensions thereof) in an aggregate principal amount not to exceed $20 million at any one time outstanding; and

(n) Guarantees with respect to Indebtedness permitted by this Section 8.03, provided that any Guarantee by the Borrower or any Domestic Subsidiary of Indebtedness of a Foreign Subsidiary shall be subject to the limitations set forth in Section 8.02.

2.15 Clause (a) of Section 8.06 is amended to read as follows:

(a) each Subsidiary may make Restricted Payments to Persons that own Capital Stock in such Subsidiary ratably according to their respective holdings of the type of Capital Stock in respect of which such Restricted Payment is being made;

2.16	Section 8.09 is amended to read as follows:

Enter into or permit to exist any Contractual Obligation that encumbers or restricts the ability of the Borrower or any Subsidiary to (a) pay dividends or make any other distributions to any Loan Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Loan Party, (c) make loans or advances to any Loan Party, (d) sell, lease or transfer any of its Property to any Loan Party, (e) grant Liens on any of its Property (other than Excluded Property) pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (f) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except:

(i) this Agreement and the other Loan Documents;

(ii) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(m), provided that any such restriction contained therein relates only to Foreign Subsidiaries;

(iii) in respect of any of the matters referred to in clauses (a)-(e) above:

(A) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith;

(B) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(h), provided that any such restriction relating to the matters referred to in clause (e) above is limited only to the asset or assets acquired in the applicable Permitted Acquisition;

(C) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien;

(D) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.05 pending the consummation of such sale; and

(E) the Senior Note Documents and the 2005 Convertible Senior Subordinated Note Documents; and

(iv) in respect of any of the matters referred to in clauses (a)-(d) above, any document or instrument governing Indebtedness incurred pursuant to Section 8.03(f) or Section 8.03(g).

3. Amendments to Credit Agreement Relating to Multicurrency Option. The Credit Agreement is amended as set forth on Schedule 2 hereto.

4. Amendment to Security Agreement. The following paragraph is added immediately before the last paragraph of Section 2 of the Security Agreement:

Notwithstanding anything to the contrary set forth in this Agreement, the Collateral shall not include any Voting Equity owned by a Grantor in any Foreign Subsidiary in excess of sixty-five percent (65%) (but only to the extent of such excess) of the total combined voting power of the issued and outstanding Voting Equity of such Foreign Subsidiary. As used herein, “Voting Equity” means Capital Stock which is entitled to vote (for purposes of Treas. Reg. Section 1.956-2(c)(2)).

5. Conditions Precedent. This Amendment shall be effective as of the date set forth above upon satisfaction of each of the following conditions precedent:

(a) execution of this Amendment by the Loan Parties and the Required Lenders;

(b) receipt by the Administrative Agent of resolutions of the board of directors (or its equivalent) of each Loan Party approving this Amendment and authorizing the execution and delivery of this Amendment; and

(c) payment by the Borrower of all fees and expenses owing in connection with this Amendment.

6. Reaffirmation of Obligations. Each Loan Party (i) acknowledges and consents to this Amendment, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Amendment does not reduce or discharge its obligations under the Loan Documents.

7. Reaffirmation of Security Interests. Each Loan Party (i) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (ii) agrees that this Amendment shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Loan Documents.

8. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

9. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be effective as an original.

10. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	FTI CONSULTING, INC., a Maryland corporation

	By:	/S/ ERIC B. MILLER
	Name:	Eric B. Miller
	Title:	Executive Vice President and General Counsel

GUARANTORS:	FTI, LLC, a Maryland limited liability company

	By:	/S/ ERIC B. MILLER
	Name:	Eric B. Miller
	Title:	Manager and Senior Vice President

FTI TECHNOLOGY LLC, a Maryland limited liability company

	By:	/S/ ERIC B. MILLER
	Name:	Eric B. Miller
	Title:	Manager and Senior Vice President

COMPASS LEXECON LLC, a Maryland limited liability company

	By:	/S/ ERIC B. MILLER
	Name:	Eric B. Miller
	Title:	Manager and Senior Vice President

FTI CAMBIO LLC, a Maryland limited liability company

	By:	/S/ ERIC B. MILLER
	Name:	Eric B. Miller
	Title:	Manager and Senior Vice President

FTI INVESTIGATIONS, LLC, a Maryland limited liability company

	By:	/S/ ERIC B. MILLER
	Name:	Eric B. Miller
	Title:	Manager, Vice President, Treasurer and Secretary

COMPETITION POLICY ASSOCIATES, INC., a District of Columbia corporation

	By:	/S/ ERIC B. MILLER
	Name:	Eric B. Miller
	Title:	Director and Senior Vice President

[SIGNATURE PAGES CONTINUE]

FTI INTERNATIONAL LLC, a Maryland limited liability company

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager and Senior Vice President

FTI GENERAL PARTNER, LLC, a Maryland limited liability company

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager and Senior Vice President

STRATCOM HISPANIC, INC., a Florida corporation

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Director and Senior Vice President

FTI CONSULTING LLC, a Maryland limited liability company

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager and Senior Vice President

FTI HOSTING LLC, a Maryland limited liability company

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager and Senior Vice President

ASHTON PARTNERS, LLC, an Illinois limited liability company

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager and Senior Vice President

FTI US LLC, a Maryland limited liability company

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager and Senior Vice President

[SIGNATURE PAGES CONTINUE]

FD MWA HOLDINGS, INC., a Delaware corporation

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Director and Senior Vice President

FD US COMMUNICATIONS, INC., a New York corporation

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Director and Senior Vice President

DITTUS COMMUNICATIONS INC., a District of Columbia corporation

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Director and Senior Vice President

FTI RMCG ACQUISITION LLC, a Maryland limited liability company

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager and Senior Vice President

FTI SMC ACQUISITION LLC, a Maryland limited liability company

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager and Senior Vice President

RMCG CONSULTING, INC., a Florida corporation

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Director and Senior Vice President

[SIGNATURE PAGES CONTINUE]

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/S/ KRISTINE HINES
	Name:	Kristine Hines
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

	By:	/S/ BARBARA P. LEVY
	Name:	Barbara P. Levy
	Title:	Senior Vice President

SUNTRUST BANK

	By:	/S/ J. MATTHEW ROWAND
	Name:	J. Matthew Rowand
	Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

	By:	/S/ JOHN TAYLOR
	Name:	John Taylor
	Title:	Director

DEUTSCHE BANK AG NEW YORK BRANCH

	By:	/S/ ERIN MORRISSEY
	Name:	Erin Morrissey
	Title:	Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

	By:	/S/ EVELYN THIERRY
	Name:	Evelyn Thierry
	Title:	Vice President

SOVEREIGN BANK

	By:	/S/ STEVEN FAHRINGER
	Name:	Steven Fahringer
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION

	By:	/S/ D. JERMAINE JOHNSON
	Name:	D. Jermaine Johnson
	Title:	Vice President

COMERICA BANK

By:	/S/ RICHARD C. HAMPSON
Name:	Richard C. Hampson
Title:	Senior Vice President

SCHEDULE 2

MODIFICATIONS RELATING TO MULTICURRENCY OPTION

1. In Section 1.01 the following definitions are added in the appropriate alphabetical order:

“Agreement Currency” has the meaning specified in Section 11.21.

“Alternative Currency” means each of Euro, Sterling and each other currency (other than Dollars) that is approved in accordance with Section 1.09.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Revolving Commitments and $25,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Euro” or “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Judgment Currency” has the meaning specified in Section 11.21.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participating Member State” means each state so described in any EMU Legislation.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurodollar Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurodollar Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

2. In Section 1.01 the following definitions are amended to read as follows:

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type, in the same currency and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and: (a) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurodollar Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market; (b) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurodollar Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means a TARGET Day; (c) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

“Eurodollar Base Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate. Eurodollar Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurodollar Rate Loans.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurodollar funding (currently referred to as “Eurodollar liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans. All L/C Borrowings shall be denominated in Dollars.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be denominated in Dollars or in an Alternative Currency.

“Outstanding Amount” means (i) with respect to any Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the Dollar Equivalent of the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

3. In the definition of “Revolving Commitment” in Section 1.01, “Dollar” is added immediately prior to “amount set forth”.

4. In Article I new Sections 1.08, 1.09 and 1.10 are added to read as follows:

1.08	Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurodollar Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurodollar Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

1.09	Additional Alternative Currencies.

(a) The Borrower may from time to time request that Eurodollar Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurodollar Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders that would be obligated to make Credit Extensions denominated in such requested currency; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurodollar Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Lender (in the case of any such request pertaining to Eurodollar Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurodollar Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurodollar Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders that would be obligated to make Credit Extensions denominated in such requested currency consent to making Eurodollar Rate Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurodollar Rate Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.09, the Administrative Agent shall promptly so notify the Borrower.

1.10	Change of Currency.

(a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

5. In the first sentence of Section 2.01, the phrase “or in one or more Alternative Currencies” is added immediately after “Dollars”, the “and” after clause (i) is deleted and a new clause (iii) is added to read as follows:

(iii) the aggregate Outstanding Amount of all Revolving Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit.

6. In Section 2.02 clauses (a), (b) and (c) are amended to read as follows:

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans denominated in Dollars or of any conversion of Eurodollar Rate Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days (or five Business Days, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the currency of the Loans to be borrowed. If the Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurodollar Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Borrowing of Revolving Loans denominated in Dollars, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

(c) During the existence of a Default, the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

7. In Section 2.03(a)(i)(A)(1), the phrase “in Dollars” is amended to read “denominated in Dollars or in one or more Alternative Currencies”.

8. In Section 2.03(a)(ii)(E), the phrase “or an Alternative Currency” is added immediately after “Dollars” and “or” at the end of such clause is deleted.

9. In Section 2.03(a)(ii), clause (F) is renumbered as clause (G) and a new clause (F) is added to read as follows:

(F) the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or

10. In clause (B) of the second sentence of Section 2.03(b)(i), the phrase “and currency” is added immediately after “the amount”.

11. In Section 2.03(c) clauses (i) and (ii) are amended to read as follows:

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Revolving Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the

Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer, in Dollars.

12. In Section 2.03(c)(vi) the phrase “Federal Funds Rate from time to time in effect” is amended to read “applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing”.

13. In Section 2.03(d)(i) the phrase “Dollars and in” is added immediately prior to “the same funds”.

14. In Section 2.03(d)(i) the phrase “Federal Funds Rate” is amended to read “applicable Overnight Rate” and the following sentence is added to the end of such clause:

The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

15. In Section 2.03(e) the “or” at the end of clause (iv) is deleted, clause (v) is renumbered as clause (vi) and a new clause (v) is added to read as follows:

(v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or

16. In Section 2.03(g) the following sentence is added immediately after the first sentence of such clause:

The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

17. In Section 2.03(i) the phrase “in Dollars” is added immediately prior to clause (i) and the phrase “the Dollar Equivalent of” is added immediately after “times” in each of clause (i) and (ii).

18. In Section 2.03(j) the phrase “in Dollars” is added immediately after “its own account” in each of the first sentence and third sentence and the phrase “the Dollar Equivalent of” is added immediately after “multiplied by” in the first sentence.

19. In Section 2.03 a new clause (l) is added to read as follows:

(d) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

20. In Section 2.04(c)(i) the phrase “immediately available funds” is amended to read “Same Day Funds” and the phrase “for Dollar-denominated deposits” is added immediately after “Administrative Agent’s Office”.

21. In Section 2.04(c)(iii) the phrase “Federal Funds Rate from time to time in effect” is amended to read “applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing”.

22. In Section 2.04(d)(ii) the phrase “Federal Funds Rate” is amended to read “applicable Overnight Rate” and the following sentence is added to the end of such clause:

The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

23. The first sentence of Section 2.05(a)(i) is amended to read as follows:

The Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans denominated in Dollars, (B) four Business Days (or five Business Days, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurodollar Rate Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate Loans; (ii) any such prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (iii) any such prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding).

24. Section 2.05(b)(i) is amended to read as follows:

(i)(A) If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or the Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving Loans and Swing Line Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

(B) If the Administrative Agent notifies the Borrower that for any reason the Outstanding Amount of all Loans denominated in Alternative Currencies at any time exceeds the Alternative Currency Sublimit then in effect, the Borrower shall, within two Business Days after receipt of such notice, prepay Loans denominated in Alternative Currencies in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed the Alternative Currency Sublimit then in effect.

25. Section 2.08(a)(i)(B) is amended to read as follows:

(B) the Applicable Rate plus (in the case of a Eurodollar Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost;

26. In Section 2.08 a new clause (d) is added to read as follows:

(d) For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

27. In the first sentence of Section 2.09(a) the phrase “in Dollars” is added immediately after “a commitment fee”.

28. The second sentence of Section 2.10 is amended to read as follows:

All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice.

29. Section 2.12(a) is amended to read as follows:

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

30. In Section 2.12(d) each reference to “immediately available funds” is amended to read “Same Day Funds” and each reference to “Federal Funds Rate” is amended to read “Overnight Rate”.

31. Section 3.02 is amended to read as follows:

3.02	Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurodollar Rate (whether denominated in Dollars or an Alternative Currency), then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans in the affected currency or currencies or to convert Base Rate Loans to Eurodollar Rate Loans in the affected currency or currencies shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans in the affected currency or currencies of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

32. Section 3.03 is amended to read as follows:

3.03	Inability to Determine Rates.

If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

33. Section 3.05 is amended to read as follows:

3.05	Funding Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

(c) any failure by the Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of:

(i) a request by the Borrower pursuant to Section 11.16; or

(ii) an assignment by Bank of America pursuant to Section 11.07(b) as part of the primary syndication of the Commitments and Loans during the 180-day period immediately following the Closing Date, provided that Bank of America agrees to use reasonable efforts to reduce the breakage costs payable by the Borrower in connection therewith (including, without limitation, to the extent reasonably practical, closing such assignments at the end of Interest Periods of outstanding Eurodollar Rate Loans);

including any foreign exchange losses, any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract (but excluding any loss of anticipated profits). The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the offshore interbank eurodollar market for such currency for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

34. In Section 5.02 clause (d) is renumbered as clause (e) and a new clause (d) is added thereto to read as follows:

(d) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

35. In Section 9.01(a)(i) the phrase “, and in the currency required hereunder,” is added immediately after “paid herein”.

36. In Section 11.06 the phrase “Federal Funds Rate from time to time in effect” is amended to read “applicable Overnight Rate from time to time in effect in the applicable currency of such recovery or payment”.

37. In Section 11.07(b) a new clause (vii) is added to read as follows:

(iii) No Assignment resulting in Additional Indemnified Taxes. No such assignment shall be made to any Person that, through its Lending Offices, is not capable of lending the applicable Alternative Currencies to the relevant Borrower without the imposition of any additional Indemnified Taxes.

38. In Article XI a new Section 11.21 is added to read as follows:

11.21	Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

39. A new Schedule 1.01, attached to this Schedule 2 as Exhibit A, is added in the appropriate numerical order to the schedules to the Credit Agreement.